Exhibit 10.11

Amendment No. 2 to

Second Amended and Restated Promissory Note

of

Canadian Forest Oil Ltd.

WHEREAS, Canadian Forest Oil Ltd. (the “Corporation”) previously has executed and delivered a Second Amended and Restated Promissory Note (the “Promissory Note”), payable to Forest Oil Corporation, as the Holder (“Forest”), in the maximum principal amount of US$200,000,000;

WHEREAS, effective as of May 13, 2010, the Corporation and Forest agreed to amend the Promissory Note to increase the maximum principal amount thereof to US$250,000,000; and

WHEREAS, the Corporation and Forest have agreed to again amend the Promissory Note to increase the maximum principal amount thereof to US$500,000,000.

NOW, THEREFORE, the Promissory Note shall be amended as follows:

1.                                      Effective as of June 15, 2010, all references to the aggregate principal amount that may be outstanding under the Promissory Note shall be increased to $500,000,000.

2.                                      The Promissory Note, as amended hereby, is ratified and reaffirmed in all respects.

IN WITNESS WHEREOF, the Corporation has hereunto set its hand effective for all purposes.

CANADIAN FOREST OIL LTD.

By:	/s/ David M. Anderson
David M. Anderson
President